UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 18, 2008

SOUTHERN SAUCE COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51972	11-3737500
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

No. 27, Wang Gang Road, Jin Nan (Shuang Gang) Economic and Technology Development Area Tianjin, People’s Republic of China 300350
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 22-2858-8899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “ Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Currency, exchange rate, and “China” and other references

Unless otherwise noted, all currency figures in this filing are in U.S. dollars.

References to “PRC” are to the People’s Republic of China.

References to “Shengkai” are to Tianjin Shengkai Industrial Technology Development Co. Ltd., a PRC company that we control.

Unless otherwise specified or required by context, references to “we,” “the Company”, “our” and “us” refer collectively to (i) Southern Sauce Company, Inc. (“Southern Sauce”), (ii) the subsidiaries of Southern Sauce, Shen Kun International Limited, a British Virgin Islands limited liability company (“Shen Kun) and Sheng Kai (Tianjin) Ceramic Valves Co., Ltd., a wholly foreign-owned enterprise under the laws of the PRC (“SK Ceramic Valves”), and (iii) Shengkai.

References to the “Bulletin Board,” the “OTC Bulletin Board” are to the Over-the-Counter Bulletin Board, a securities quotation service, which is accessible at the website www.otcbb.com.

Item 1.01.  Entry into a Material Definitive Agreement
Item 3.02  Unregistered Sales of Equity Securities.

On July 18, 2008, we sold to Blue Ridge Investments, LLC, Units (the “Units”) for aggregate gross proceeds of $5,000,000, at a price of $2.5357 per Unit (the “Financing”). Each Unit consists of one share of Southern Sauce Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), convertible into one share of common stock, par value $0.001 per share (the “Common Stock”), and one Series A Warrant to purchase Common Stock equal to 120% of the number of shares of Common Stock issuable upon conversion of the Preferred Shares (“Warrant”). The description of other material terms and conditions of the Financing are set forth below.

Securities Purchase Agreement

On July 18, 2008 (the “Closing Date”), we entered into and consummated a Securities Purchase Agreement (the “Purchase Agreement”) with Blue Ridge Investments, LLC (“Blue Ridge”) (the “Purchaser”) for the sale of Units at an aggregate purchase price of $5,000,000, each unit consisting of one Preferred Share and one Warrant with an exercise price of $3.52 per share, exercisable for a period of five years from the Closing Date.

Each Preferred Share is convertible, at the option of the holder, into one share of our Common Stock, subject to certain limitations, conditions and anti-dilutive adjustments as described below. As such, the Preferred Shares are convertible into an aggregate of 1,971,842 shares of our Common Stock.

The Warrants are exercisable in the aggregate for up to 2,366,211 shares of our Common Stock, or 120% of the total number of shares of Common Stock issuable upon conversion of the Preferred Shares purchased by the Purchaser, subject to a 9.9% limitation on beneficial ownership of common stock.

Pursuant to the Mass Harmony Agreement dated as of September 16, 2007, Mass Harmony also received 1.5% of the issued and outstanding common stock of the Company after the Financing (including the common stock issuable upon conversion of the Preferred Shares) and 5% of the gross proceeds of the Financing in Warrants. The services provided by Mass Harmony under the Mass Harmony Agreement include performing initial due diligence on Shengkai, preparing Shengkai’s business plan, and assisting in the corporate restructuring and financial documentation.

Pursuant to the Purchase Agreement, we are required to list and trade our shares of Common Stock on Nasdaq or the American Stock Exchange within eighteen (18) months of the Closing Date, or our principal stockholder, Li Shaoqing (the “Principal Stockholder”), will be required to deliver to the Purchaser and to Vision Opportunity China LP (“Vision”) on a pro rata basis an aggregate of 1,000,000 shares of Common Stock.

The Purchase Agreement also grants the following significant rights to the Purchaser and places the following significant restrictions and obligations on us:

•
Subsequent financing participation. For two years after the date on which the initial registration statement to be filed by the Company under the Registration Rights Agreement described below is declared effective by the Securities and Exchange Commission (“SEC”), if the Purchaser continues to hold Preferred Shares, it shall have the right to participate in any subsequent sale of securities by Southern Sauce in order to purchase up to its pro rata portion of the total amount of securities sold in the subsequent sale equal to the percentage of the total Preferred Shares issued in the Financing.

•	Consent for asset sale. We may not sell all or a substantial portion of our assets, except to a subsidiary, without the consent of the holders of a majority of the then-outstanding Preferred Shares.

•
Chief Financial Officer/Vice President of Investor Relations. As soon as possible after the Closing, we are required to use our best efforts to appoint an individual who is fluent in English and acceptable to Vision and to the Purchaser to serve as Chief Financial Officer and/or Vice President of Investor Relations.

•
Investor relations fund. We must maintain an escrow account with $500,000 in connection with monies to be used for investor and public relations services. The escrow account was established through the Investor and Public Relations Escrow Agreement entered into by and between the Company, Vision and Sichenzia Ross Friedman Ference LLP, as escrow agent, dated as of June 10, 2008 and was funded on June 11, 2008. Out of this amount, $150,000 shall be released from escrow once we appoint a Chief Financial Officer or Vice President of Investor Relations. An additional $150,000 will be released to us after we engage a new independent registered accounting firm that is listed as one of the top 20 firms by stock market client number as calculated by Hemscott Group Limited, a division of Morningstar, Inc.

•
U.S. visitation. For as long as Vision or the Purchaser holds at least 5% of the aggregate total number of shares of Common Stock and Shares (as defined in the Purchase Agreement) of the Company on a fully-diluted basis, the Company must provide for its management to visit the United States at least 4 times each year to meet with potential investors.

Preferred Shares

The Articles of Amendment to our Articles of Incorporation as filed with the Florida Secretary of State on June 10, 2008, setting forth the designation of 10,000,000 Preferred Shares, provides for the following:

Conversion and anti-dilution:   Each Preferred Share is convertible into one share of our Common Stock at a conversion price of $2.5357 per share. For a period of two (2) years from the issuance of the Preferred Shares, the Purchaser has full ratchet anti-dilution protection, and until all Preferred Shares have been converted thereafter, the Purchaser has weighted-average anti-dilution protection. Based on these anti-dilution provisions, each outstanding Preferred Share held by the Purchaser will be convertible into more than one share of Common Stock if, during the covered periods, we issue or sell shares, other than as part of certain exempt issuances, by issuing stock to new investors for less than the purchase price per share paid by the Purchaser in the Financing. At no time may a holder of Preferred Shares convert those shares if as a result of the conversion, that holder would beneficially own more than 9.9% of our Common Stock outstanding at that time. A holder may, however, waive this provision by providing us with 61 days’ notice that such holder wishes to waive this restriction with regard to any or all shares of Common Stock issuable upon conversion of such holder’s Preferred Shares.

Voting: Holders of Preferred Shares have the following voting rights:

•
Holders of the Preferred Shares vote on an “as converted” basis, together with the Common Stock, as a single class, in connection with any proposal submitted to stockholders to: (i) increase the number of authorized shares of capital stock, (ii) approve the sale of any of our capital stock, (iii) adopt an employee stock option plan, or (iv) effect any merger, consolidation, sale of all or substantially all of our assets, or related consolidation or combination transaction.

•	Holders of the Preferred Shares vote together as a separate class on all matters that impact the rights, value, or ranking of the Preferred Shares.

Liquidation Preference: Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of Preferred Shares are entitled to a preference of $2.5357 per share. The holders of Preferred Shares rank (a) senior to the Common Stock and to any other class or series of stock issued by us not designated as ranking senior to or pari passu with the Preferred Shares in respect of the right to participate in distributions or payments upon a liquidation event and (b) pari passu with any other class or series of our stock , the terms of which specifically provide that such class or series will rank pari passu with the Preferred Shares in respect of the right to participate in distributions or payments upon a liquidation event.

Dividends: The Preferred Shares are not entitled to dividends unless we pay dividends, in cash or other property, to holders of outstanding shares of Common Stock. If we pay dividends, each outstanding Preferred Share will entitle its holder to receive dividends, out of available funds, equal to the amount of dividends payable on the number of shares of Common Stock into which each Preferred Share would be convertible as of the record date, if such Preferred Share had been converted to Common Stock.

Warrants

The Warrants (including those issued to Blue Ridge and to Mass Harmony) are exercisable, in the aggregate for up to 2,437,234 shares of our Common Stock, or 120% of the total number of shares of Common Stock issuable upon conversion of the Preferred Shares purchased by each Purchaser, for a term of 5 years after the Closing Date.

At any time after 18 months following the Closing Date, the Holders of warrants are entitled to exercise the Warrants on a cashless basis if we do not have an effective registration statement to cover the Common Stock underlying the Warrants. The number of shares of Common Stock that each holder shall be entitled to upon exercise of the Warrant on a cashless basis shall be computed using the following formula:

X = Y -	(A)(Y)
B

Where	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Non-Registered Warrant Stock purchasable upon exercise of all or part of the Warrant.

	A =	the Warrant Price.

	B =	the Per Share Market Value of one share of Common Stock.

In the event that:

•
we issue or sell or are deemed to have issued or sold any shares of our common stock other than certain excluded securities for a consideration that is less than the then current exercise price, then the current exercise price shall be adjusted to the lower exercise price;

•
we issue or sell any convertible securities (including options) that entitles any one to acquire shares of our common stock or common stock equivalents an effective price per share that is less than the then current exercise price (base share price), then the exercise price shall be reduced to equal such base shares price and the number of shares issuable upon exercise of such warrants shall be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

•
we: (A) pay a stock dividend or otherwise make a distribution or distributions on shares of our Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of our capital stock, then in each case the exercise price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this warrant shall be proportionately adjusted.

Pursuant to the Warrants, no holder may exercise such holder’s Warrant if such exercise would result in the holder beneficially owning in excess of 9.9% of our then issued and outstanding Common Stock. A holder may, however, waive this provision by providing us with 61 days’ notice that such holder wishes to waive this restriction with regard to any or all shares of Common Stock issuable upon exercise of such holder’s Warrants.

Securities Escrow Agreement

On July 18, 2008, we consummated a securities escrow agreement with Blue Ridge, Li Shaoqing (the “Principal Stockholder”), and Loeb & Loeb LLP, as escrow agent (the “Securities Escrow Agreement”). In the Securities Escrow Agreement, as an inducement to the Purchaser to enter into the Securities Purchase Agreement, the Principal Stockholder agreed to deliver an aggregate of 1,971,842 shares of our Common Stock (the amount of Common Stock underlying the Preferred Shares) (the “Escrow Shares”) to the escrow agent for the benefit of the Purchaser, and to forfeit some or all of those shares to the Purchaser in the event we fail to achieve certain financial performance thresholds for the 12-month periods ending June 30, 2008 (“2008”) and June 30, 2009 (“2009”).

The earnings threshold for 2008 will be satisfied if we achieve (i) net income greater than $8.8 million and cash from operations greater than $6.5 million, and (ii) net income earnings per share equal to or greater than $0.22 (on a fully diluted basis) and cash from operations earnings per share equal to or greater than $0.16 (on a fully diluted basis).

Earnings per share is calculated by (x) dividing the lesser of net income and cash from operations, as reported in the 2008 financial statements plus any amounts that may have been recorded as charges or liabilities on the 2008 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding warrants issued in connection with the Purchase Agreement or (2) any liabilities created as a result of the Escrow Shares being released to any officers or directors of Southern Sauce by (y) the aggregate number of shares of our then outstanding Common Stock on a fully-diluted basis which number includes, without limitation, the number of shares of Common Stock issuable upon conversion of our then outstanding Preferred Shares and the number of shares of Common Stock issuable upon the exercise of any then outstanding preferred stock, warrants or options of Southern Sauce.

The earnings threshold for 2009 will be satisfied if we achieve (i) net income greater than $13 million and cash from operations greater than $11 million, and (ii) net income earnings per share equal to or greater than $0.33 (on a fully diluted basis) and cash from operations earnings per share equal to or greater than $0.28 (on a fully diluted basis).

If we achieve less than 50% of the 2008 performance threshold, then all of the Escrow Shares will be delivered to the Purchaser and distributed to them ratably according to the number of Preferred Shares that each of them holds at that time, and within five days of that delivery, the Principal Stockholder will be required to deliver another 1,971,842 shares of our Common Stock to the Escrow Agent (the number of shares of Common Stock underlying the Preferred Shares) for the benefit of the Purchaser.

If we achieve at least 50%, but less than 95%, of the 2008 performance threshold, then the Escrow Agent will deliver to the Purchaser a percentage of the Escrow Shares determined by doubling the percentage by which the 2008 performance threshold was not achieved. In that case, within five days after the delivery, the Principal Stockholder will be required to deliver to the escrow agent the same number of shares of our Common Stock so that the total number of Escrow Shares is 1,971,842.

If we achieve 95% or more of the 2008 performance threshold, the Escrow Shares will continue to be held in escrow.

If we achieve less than 50% of the 2009 performance threshold, then all of the Escrow Shares will be delivered to the Purchaser and distributed to them ratably according to the number of Preferred Shares that each of them holds at that time.

If we achieve at least 50%, but less than 95%, of the 2009 performance threshold, then the Escrow Agent will deliver to the Purchaser a percentage of the Escrow Shares determined by doubling the percentage by which the 2009 Performance Threshold was not achieved. The remaining Escrow Shares will then be returned to the Principal Stockholder.

If we achieve at least 95% of the 2009 performance thresholds, all of the 2009 Escrow Shares will be returned to the Principal Stockholder.

Pursuant to the Purchase Agreement and the Securities Escrow Agreement, if we fail to list our Common Stock on the Nasdaq Capital Market, Nasdaq Global Market, American Stock Exchange or any successor market thereto within 18 months of the Closing, 1,000,000 shares of Common Stock owned by Principal Stockholder will be distributed to the Purchaser and to Vision on a pro rata basis.

Registration Rights Agreement

On July 18, 2008 we entered into and consummated a Registration Rights Agreement with the Purchaser, under which we agreed to prepare and file with the SEC and maintain the effectiveness of a “resale” registration statement pursuant to Rule 415 under the Securities Act (“Rule 415”) providing for the resale of (i) all of the shares of Common Stock issuable on conversion of the Preferred Shares, (ii) all of the shares of Common Stock issuable upon exercise of the Warrants, (iii) all of the Escrow Shares delivered to the Purchaser under the Securities Escrow Agreement described above, and (iv) all of the 1,000,000 shares of Common Stock that the Principal Stockholder will be required to deliver on a pro rata basis to the Purchaser and to Vision Opportunity China LP pursuant to the Vision RRA (as defined below) in case the Company does not meet the deadline for listing on a national securities exchange.

Under the terms of the Registration Rights Agreement, we are required to have a registration statement filed with the SEC within 45 days after the date of the Closing Date, or September 1, 2008, and declared effective by the SEC not later than December 15, 2008.

We are required to pay liquidated damages to the Purchaser in an amount equal to 1% of the Purchaser’s initial acquisition of Preferred Shares pursuant to the Purchase Agreement for each month past the relevant deadline that the registration statement is not filed or not declared effective, for any period that we fail to keep the registration statement effective, or for any period that we cause our Common Stock to be delisted from the OTC Bulletin Board, up to a maximum of 10% of the purchase amount of the Units. The number of shares of Preferred Shares issuable pursuant to the liquidated damages provision is subject to reduction based on the maximum number of shares that can be registered under Rule 415.

In the event we are unable to register for resale under Rule 415 all of the registrable securities in the registration statement due to limits imposed by the SEC’s application of Rule 415, we will file a registration statement covering the resale of such lesser amount of registrable securities as we are able to register and use our reasonable best efforts to have that registration statement become effective as promptly as possible and, when permitted to do so by the SEC, we will file subsequent registration statement(s) covering the resale of any registrable securities that were omitted from previous registration statement and use our reasonable best efforts to have such registration declared effective as promptly as possible.

In addition to the foregoing registration rights, the Registration Rights Agreement grants holders of registrable securities customary piggy back rights during any time when there is not an effective registration statement providing for the resale of the registrable securities.

The terms of the Registration Rights Agreement are subject to the registration rights agreement entered into by and between the Company and Vision, which was entered into on June 10, 2008 and consummated on June 11, 2008 (the “Vision RRA”) in connection with a $15 million financing transaction which closed on June 11, 2008. Under the terms of the Vision RRA, we granted registration rights to Vision on similar terms as Blue Ridge under the Registration Rights Agreement, except that we are required to file a registration statement within 45 days after June 30, 2008, and such registration statement must be declared effective by the SEC not later than November 27, 2008.

The terms of the Registration Rights Agreement are also subject to the registration rights agreement entered into by and between the Company and certain shareholders, which was consummated on June 11, 2008 in connection with the reverse merger transaction effected on June 9, 2008 (“Reverse Merger Transaction”) (the “Shareholder RRA”). Under the terms of the Shareholder RRA, the Company granted registration rights to certain shareholders existing prior to the Reverse Merger Transaction, by which the shareholders were granted registration rights for the registration of an aggregate of 1,304,750 shares of Common Stock. The shareholders will be entitled to cash liquidated damages in the amount equal to .75% of the value of each shareholder’s registrable securities (using a value of $2.54 per share to calculate the amount of such shareholder’s registrable securities) on the date that it fails to register the securities under the terms of the agreement and for each calendar month or portion thereof until the failure is cured, up to a maximum amount of 10% of the value of the shareholder’s securities (using a value of $2.54 per share to calculate the amount of such shareholder’s registrable securities).

Aegis Engagement Agreement

On May 26, 2008, Shengkai finalized an engagement agreement with Aegis Capital Corp. (the “Aegis Agreement”) for the provision of placement agent and financial advisory services in contemplation of a reverse merger of the company or a company affiliated with the company with a publicly traded shell company (a “Shell”) and financing. Pursuant to the Aegis Agreement, Shengkai shall pay Aegis Capital Corp. a cash placement fee equal to 1% of the gross proceeds invested in the financing and Aegis Asia Capital Corp. a non-accountable allowance of 6% of the gross proceeds invested in the financing.

Item 8.01.  Other Events

On July 3, 2008, a Supplementary Agreement to the Equity Pledge Agreement (originally filed as Exhibit 10.7 to the Form 8-K/A filed with the SEC on June 23, 2008) was executed to authorize SK Ceramic Valves to fully and completely represent all shareholders of Shengkai to exercise their shareholder's rights in Shengkai, including shareholders’ voting rights at shareholder meetings. Such Supplementary Agreement is annexed hereto as Exhibit 10.5.

Item 9.01  Financial Statements and Exhibits .

(d)   The following exhibits are filed with this report:

3.1	Articles of Amendment to the Articles of Incorporation , setting forth the Certificate of Designations authorizing the Series A Preferred Stock.***

4.1	Form of Series A Warrant.

4.2	Securities Purchase Agreement, dated as of July 18, 2008, by and among the Company and Blue Ridge Investments, LLC.

4.3	Registration Rights Agreement, dated as of June 10, 2008, by and among the Company and Vision Opportunity China LP.***

4.4	Registration Rights Agreement dated, as of June 10, 2008, by and among the Company and the Shell Shareholders.***

4.5	Registration Rights Agreement dated, as of July 18, 2008, by and among the Company and Blue Ridge Investments, LLC.

10.1	Securities Escrow Agreement, dated as of July 18, 2008, by and between the Company, Blue Ridge Investments, LLC, Li Shaoqing and Loeb & Loeb LLP, as escrow agent.

10.2
Investor and Public Relations Escrow Agreement, dated as of June 10, 2008, between the Company and Vision Opportunity China LP as representative of the Purchasers and Sichenzia Ross Friedman Ference LLP, as escrow agent.***

10.3	Engagement Letter Agreement between Shengkai and Aegis Capital Corp., dated May 26, 2008.***

10.4	Financial Consulting Agreement, dated as of September 16, 2007 between Shengkai and Mass Harmony Asset Management Limited.***

10.5	Supplementary Agreement to the Equity Pledge Agreement, dated as of July 3, 2008.

*	Incorporated by reference to the exhibit of the same number to our registration statement on Form SB-2 filed with the SEC on May 26, 2005.
**	Incorporated by reference to our Form 8-K filed with the SEC on April 14, 2008.
***	Incorporated by reference to our Form 8-K/A filed with the SEC on June 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2008

SOUTHERN SAUCE COMPANY, INC.

By:	/s/ Wang Chen
Wang Chen
Chief Executive Officer